Exhibit 3.374

CERTIFICATE OF FORMATION

OF

VALLE VISTA HOSPITAL, LLC

The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:

FIRST: The name of the limited liability company (hereinafter called the “limited liability company”) is Valle Vista Hospital, LLC.

SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

Executed on May 19, 1998

/s/ Michael E. Davis
Michael E. Davis Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 05/19/1998
981193519 - 2898570

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 09:00 AM 07/16/1998

981277712 - 2898570

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION OF

VALLE VISTA HOSPITAL, LLC

Valle Vista Hospital, LLC, a limited liability company organized under the Delaware Limited Liability Company Act (the “Act”), for the purpose of amending its Certificate of Formation pursuant to Section 18-202 of the Act, hereby certifies that:

Paragraph 1 of the Certificate of Formation is amended to read in its entirety as follows:

1. The name of the limited liability company. (hereinafter called the “limited liability company”) is Valle Vista, LLC.

IN WITNESS WHEREOF, this Certificate of Amendment has been duly executed by an authorized person as of the (Illegible) 1998.

VALLE VISTA HOSPITAL, LLC

By:	/s/ Michael E. Davis
Michael E. Davis, Authorized Person

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION

OF

VALLE VISTA, LLC

Valle Vista, LLC (hereinafter called the “company”), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:

1. The name of the limited liability company is Valle Vista, LLC.

2. The Certificate of Formation of the domestic limited liability company is hereby amended to change the name and address of the registered agent and the address of the registered office within the State of Delaware as follows:

National Registered Agents, Inc.

160 Greentree Drive, Suite 101

Dover, Delaware 19904

County of Kent

Executed on	August 8, 2005
[Month/Day/Year]

/s/ Jack Polson
Jack Polson, Member

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:55 PM 08/12/2005
FILED 07:24 PM 08/12/2005
SRV 050670085 - 2898570 FILE